SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (“Agreement”) made as of the 3rd day of July, 2007, by and between Jupiter Marine International Holdings, Inc., a Florida corporation (the “Company”) and the individuals and entities on the signature page hereto (collectively referred to as the “Affiliates”).

RECITALS:

WHEREAS, the Board of Directors and management of the Company believe that it is in the best interest of the Company and that the success of the Company will be better achieved by the completion of the transactions proposed under the Acquisition Agreement and Plan of Merger (“Merger Agreement”) dated even herewith by and between the Company and Diamond Information Institute, Inc. (“Acquisition Target”);

WHEREAS, the Merger Agreement provides for the disposition of the Company’s wholly owned interest in Jupiter Marine International, Inc. (“JMI”) and Phoenix Yacht Corporation (“PYC”) (JMI and PYC are collectively referred to herein as the “Subsidiaries”) and all of its assets and all of the liabilities associated with the operations and business of the Subsidiaries;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE

Upon the terms and subject to the conditions of this Agreement, the Affiliates will at the Closing Date (as hereinafter defined), exchange 9,987,833 shares (the “Shares”) of the Company’s common stock owned by the Affiliates, for all of the issued and outstanding shares of the Subsidiaries and all other assets of the Company on the Closing Date (the Subsidiaries and all other assets of the Company on the Closing Date are collectively referred to as the “Operations”). Subject to the terms and conditions of this Agreement, on the Closing Date:

(1)   The Company shall deliver to the Affiliates (i) stock certificates representing the wholly owned interests in the Subsidiaries and (ii) right, title and interest to the Operations; and

(2)       The Affiliates shall tender the stock certificates representing the Shares, with accompanying stock powers, to the Company for cancellation and return to treasury.

SECTION 2.  ASSUMPTION OF LIABILITIES AND OTHER CONSIDERATION

Except as otherwise provided under the Merger Agreement, the Affiliates shall assume all of Company’s liabilities including all liabilities associated with the Subsidiaries, whether or not such liabilities are reflected on the books or records of Company on the date hereof or on the Closing Date (collective all of the aforementioned liabilities are collectively the “Liabilities”). Each Affiliate shall also return all outstanding options, warrants or other common stock purchase rights (collectively, the “Options”) held by such Affiliate to the Company. The Options shall be canceled.

SECTION 3.  EFFECTIVE DATE AND THE CLOSING

The Closing Date (the “Closing Date”) of this Agreement shall be prior to the closing of the Merger Agreement. The closing of this Agreement (the “Closing”) shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent herein are complied with but in no event later than the date of the Merger Agreement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF COMPANY

Company, to the best of its knowledge, makes the representations and warranties to Affiliates set forth below:

4.1      Corporate Power of Company. Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

4.2      Due Authority. Company has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by them have been authorized by all necessary corporate action on the part of Company. This Agreement is a valid and binding agreement of Company, enforceable against the Company in accordance with its terms. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Company is a party or by which the Company is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company.

4.3      No Consents. No governmental filings, authorizations, approvals or consents are required to permit Company to fulfill all of their respective obligations under this Agreement.

4.4      No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of the Articles of Incorporation of Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which the Company is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Company, or upon the properties

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or business of the Company; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the Company.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF AFFILIATE

Each Affiliate, to the best of its knowledge, individually represents and warrants to Company as follows:

5.1      Corporate Power of Affiliate. Each Affiliate has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

5.2      Due Authority. Each Affiliate has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary action on the part of Affiliate. This Agreement is a valid and binding agreement of Affiliate, enforceable against Affiliate in accordance with its terms. Neither the execution and delivery of this Agreement by Affiliate nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute a default under, any agreement or instrument to which Affiliate is a party or by which Affiliate is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Affiliate.

5.3      No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Affiliate is a party; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Affiliate, or upon the properties or business of Affiliate; or (iii) violate any statute, law or regulation of any jurisdiction applicable to Affiliate.

5.4      Ownership of the Shares and Options. The Affiliate is the lawful owner of the number of Shares and Options of the Company represented on Schedule 5.4, free and clear of all security interests, liens, encumbrances, equities and other charges. The Affiliate is not a party to any agreement, written or oral, creating rights in respect to such shares or options in any third person or relating to the voting rights of such shares.

SECTION 6. COVENANTS

6.1      Cooperation After the Closing; Further Action. At any time, and from time to time after the Closing, the Company shall execute and deliver to the Affiliates such other instruments and take such other actions as the Affiliates may reasonably request more effectively to transfer the interests in the Subsidiaries to the Affiliates, vest title of the Operations in the Affiliates and, to the full extent permitted by law, to put the Affiliates in actual possession and operating control of the Operations. Each of the parties hereto shall

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use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

6.2      Regular Course of Business. Except as otherwise consented to or approved by Affiliates in writing, until the Closing, Company covenants and agrees (and will cause) that the Subsidiary will operate in the ordinary course, diligently and in good faith, consistent with past management practices.

SECTION 7.  INDEMNITY

7.1      Indemnification by Affiliates. Affiliates, jointly and severally, agree to indemnify, defend and hold harmless Company, and the respective officers, representatives, agents, employees of the Company and successors and assigns of the Company from and against:

(1)       Any and all losses resulting from any misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Affiliates under the terms of this Agreement;

(2)       All actions, suits, proceedings, arbitration's, demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and

(3)       All claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Subsidiaries or Affiliates prior to, on or subsequent to the Closing Date or which result from or relate to any breach of, or failure by Affiliates to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Affiliates under this Agreement.

7.2      Indemnification by Company. Company agrees to indemnify, defend and hold harmless Affiliates, and the respective officers, representatives, agents, employees of the Affiliates from and against all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Company subsequent to the Closing Date or which result from or relate to any breach of, or failure by Company to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Company under this Agreement.

7.3      Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any

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claim for indemnification arising under this Article 7. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

SECTION 8.  CONDITIONS PRECEDENT

8.1      Conditions Precedent to Company's Obligations. The Company's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Section 8.1. The Company may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any other condition of or any of the Company's rights or remedies at law or in equity, if Affiliates shall be in default of any of their representations, warranties, or covenants under this Agreement.

(1)       Performance. Affiliates shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Affiliates, on or before the Closing Date, and the representations and warranties contained herein shall be true and correct as of the Closing.

(2)       Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

(3)       Fairness Opinion. The Company shall have received a written opinion acceptable to the Company, in its sole discretion, stating that the consideration to be received by the Company pursuant to this Agreement and the Merger Agreement are fair to the Company and its shareholders from a financial point of view.

(4)       Approval and Consummation of Agreement. The Agreement shall have been adopted by the affirmative vote of a majority of all the votes cast of the

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Company at a special meeting of the Company's shareholders, or as otherwise required and in accordance with the Articles of Incorporation of the Company and the Florida Business Corporation Law.

(5)       Approval of Acquisition Target. The Board of Directors of Acquisition Target shall have approved this Agreement and made a determination that the directors of the Company acted in good faith and in the best interest of Company in all ways related to or in connection with the transaction contemplated by this Agreement.

(6)       Release of Company. Affiliates shall have released Company for all claims related to the Operations.

8.2      Conditions Precedent to Affiliates’ Obligations. The Affiliates’ obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Section 8.2. The Affiliates may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Affiliates of any other condition of or any of the Affiliates’ rights or remedies at law or in equity, if Company shall be in default of any of its representations, warranties, or covenants under this Agreement.

(1)       Performance. Company shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date, and the representations and warranties contained herein shall be true and correct as of the Closing.

(2)       Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

SECTION 9.  MISCELLANEOUS

9.1      Notices. Any notice or other communication required or which may given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

If to Company:

Jupiter Marine International Holdings, Inc.
1303 10th Street East
Palmetto, FL 34221

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If to Affiliates:

1303 10th Street East

Palmetto, FL 34221

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

9.2      Entire Agreement. This Agreement and any collateral agreement executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

9.3      Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

9.4      Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State and jurisdiction shall be in Broward County, Florida.

9.5      Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.6      Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

JUPITER MARINE INTERNATIONAL HOLDINGS, INC.

By:/s/ Lawrence Tierney
Name:	Lawrence Tierney
Its: Chief Financial Officer

AFFILIATES:

Carl Herndon, President

Holder of 7,483,808 shares

Lawrence Tierney, Chief Financial Officer

Holder of 1,739,781 shares

Tonia Herndon

Holder of 209,814 shares

Carisa Albrecht

Holder of 243,366 shares

Carisa Herndon Albrecht

Holder of 1,250 shares

Todd Albrecht

Holder of 306,814 shares

Craig Herndon

Holder of 3,000 shares

Acknowledged:

Diamond Information Institute, Inc.

By: /s/ Berge Abajian
Name: Berge Abajian
Its: Chief Executive Officer

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